Exhibit 10.18(3)

April 28, 2021

Thomas Garite, MD

653 Round Tree Drive

Grand Junction, CO 81506

Re:  3rd Amendment to Offer of Employment for Thomas Garite, MD dated June 17, 2020

Dear Tom:

This letter is the 3rd amendment (the “3rd Amendment”) to the aforementioned Offer of Employment from Sera Prognostics, Inc. dated June 17, 2020 (the “Offer of Employment”), as amended on July 1, 2020 (the 1st Amendment) for the purpose of a change in salary and on July 30, 2021 (the 2nd Amendment) for the purpose of a change in the initial number of options.

Effective date:	January 1, 2021

Annual Salary:	$267,000, based on an assumption of an average monthly effort of 112 hours or .65 FIE, paid semi-monthly on the 15th & last day of each month.

Annual Incentive:	Under the annual incentive plan (“AIP”) you will be eligible to earn a 35% annual target cash incentive, measured on a calendar year basis.

All other terms, conditions, and provisions of the Offer of Employment as amended by the 1st and 2nd Amendments remain unchanged by this 3rd amendment and are in full force and effect.

Sincerely,

Sera Prognostics, Inc.

By:	/s/ Gregory Critchfield
Gregory Critchfield
Its:	Chairman, President, and CEO

This Amendment is accepted and agreed to as of the ‘hate hereof:

/s/ Thomas Garite, MD	Dated:
Thomas Garite, MD